EXHIBIT 10.33
                                                                   -------------


                       EMPLOYMENT AND RETIREMENT AGREEMENT
                       -----------------------------------


          This Employment and Retirement Agreement (this "Agreement") is made and entered into this 26th day of September, 2003, by and between Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the "Company," a term which in this Agreement shall include its subsidiaries, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel, unless the context otherwise clearly requires), and Joseph E. Cappy ("Executive").

                                   WITNESSETH:
                                   ----------

          WHEREAS, Executive is an employee and director of the Company and currently serves as Chairman of the Board of Directors and Chief Executive Officer of the Company;

          WHEREAS, Executive will voluntarily relinquish his position as Chairman and Chief Executive Officer of the Company on September 30, 2003, will remain a director, and the Company and Executive have determined that Executive shall resign as a director of the Company effective December 31, 2003, and shall retire as an employee of the Company effective December 31, 2003; and

          WHEREAS, the Company and Executive desire to make provision for the payments and benefits that Executive will be entitled to receive from the Company in consideration for Executive's obligations and actions under this Agreement and in connection with such retirement;

          NOW, THEREFORE, in consideration of the premises and the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Company and Executive agree as follows:

1. Effective Date of Agreement. This Agreement is effective on September 30, 2003 (the "Effective Date") and shall continue in effect as provided herein.

2.             Employment.   Commencing  on  the   Effective  Date,  Executive's
     employment shall continue through December 31, 2003 (the "Employment Term"), subject to the provisions hereof.

3. Duties During Employment Term. Executive's principal duties and authority during the Employment Term will be to serve as an advisor to the Chief Executive Officer of the Company.

4. Compensation During Employment Term. During the Employment Term, the Company shall:

     (a) continue to pay Executive an annualized base salary at the level thereof on the Effective Date in accordance with the Company's regular payroll practices;

     (b)       maintain   Executive's  office   and  support  staff  during  the
     Employment Term at the level provided on the Effective Date; and

     (c) except as otherwise provided in Paragraph 15 hereof, continue to permit Executive to participate in the Company's group medical and life insurance programs and to receive all other non-cash perquisites previously provided to Executive, e.g., investment counseling, country club charges, car lease and allowance, as if he remained Chief Executive Officer of the Company, on the same basis that Executive has participated in such programs until the end of the Employment Term.

5.             Resignation and Retirement.

     (a)       Executive  hereby,   effective  the  Effective  Date,  resigns as
     Chairman of the Board of Directors and Chief Executive Officer of the Company.

     (b) Executive hereby (i) effective December 31, 2003 (the "Retirement Date") resigns and retires as an employee of the Company, and, (ii) to the extent not previously accomplished, (A) resigns from all boards and offices of any entity that is a subsidiary of or is otherwise related to or affiliated with the Company, (B) resigns from all administrative, fiduciary or other positions he may hold or have held with respect to arrangements or plans for, of or relating to the Company, and (C) agrees to resign from any nonprofit positions related to his services to the Company as the Company may request. The Company hereby consents to and accepts said resignations, and the Company records shall so reflect.

     (c) Executive hereby, effective December 31, 2003, resigns as a member of the Company's Board of Directors.

     (d) Upon his retirement, Executive shall be entitled to retirement benefits under plans of the Company in accordance with their terms.

     (e) On January 2, 2004 the Company shall pay the final $203,326 premium on the parties' split dollar life insurance arrangements.

6.             Releases by Executive.

     (a) In consideration of the payment to be received by Executive pursuant to Paragraph 4 of this Agreement, Executive, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges the Company from any and all arbitrations, claims, including claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown ("claims"), which Executive now has or may have had for, upon, or by reason of:

          (i) Executive's employment by or service with the Company to the Effective Date;

          (ii) discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, and any claims under applicable state laws; and

          (iii) breach by the Company of any contract or promise, express or implied, on or prior to the Effective Date;

provided, however, that the foregoing shall not apply to claims to enforce rights that Executive may have as of the Effective Date under any of the Company's plans and agreements, as provided in Paragraph 17 hereof, or under any indemnification agreement between Executive and the Company, under the Company's indemnification provided in its by-laws, under the directors' and officers' liability coverage maintained by the Company, under Section 145 of the Delaware General Corporation Law, or under this Agreement.

     (b)       Executive further agrees and acknowledges that:

          (i) He has been advised by the Company to consult with legal counsel prior to executing and delivering this Agreement and the release provided for in this Paragraph 6, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Agreement and release, and enters into this Agreement and release freely, voluntarily and intending to be bound;

          (ii) He has been given a period of twenty-one 21) days to review and consider the terms of this Agreement, and the release contained herein, prior to its execution and that he may use as much of the twenty-one (21) day period as he desires; and

          (iii) He may, within seven (7) days after execution and delivery, revoke this release. Revocation shall be made by delivering a written notice of revocation to: Steven B. Hildebrand, Chief
               Financial Officer at the Company. For such revocation to be effective, written notice must be received by the Chief Financial Officer at the Company no later than the close of business on the seventh (7th) day after Executive executes this Agreement. If Executive does exercise his right to revoke this release, the Company shall not have any obligation to make payments or provide benefits to Executive as set forth in Paragraph 4 of this Agreement, except as may be required under the Consolidated Omnibus Reconciliation Act of 1986 and except to the extent Executive is entitled to such benefits by reason of agreements and plans other than this Agreement.

     (c) As a condition of the Company's obligation to make payments or provide benefits to Executive as set forth in Paragraph 4 of this Agreement, Executive shall, if requested by the Company, at the time of his retirement as an employee of the Company pursuant to Paragraph 5 of this Agreement, execute and deliver a release substantially similar in form and substance to this Paragraph 6, but effective as of the Retirement Date.

7.             Confidential Information.

     (a) Executive acknowledges and agrees to honor his obligation respecting confidential and proprietary information of the Company and/or information which is a trade secret of the Company under general legal or equitable principles or statutes, which undertaking shall remain in full force and effect following the Retirement Date.

8.             Breach.

     (a) Executive acknowledges and agrees that the remedy at law available to the Company for breach by Executive of any of his obligations under Paragraph 7 of this Agreement would be inadequate and that damages flowing from such a breach would not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of Executive's violation of any provision of Paragraph 7 of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

     (b) The Company shall give Executive notice within 30 days following the date that it concludes that Executive is in breach of this Agreement. Prior to taking or commencing any action under Paragraph 8(a), the Company will provide Executive with the opportunity to address the Board of Directors of the Company at its next regular meeting or, at the option of the Company, a special meeting held for such purpose. Nothing in this Paragraph 8 shall be construed to limit or restrict Executive's right to seek judicial redress for any actions taken by the Company in connection with this Paragraph 8 which Executive reasonably believes to be contrary to the provisions of this Agreement.

9.             Continued Availability and Cooperation.

     (a) Executive shall cooperate fully with the Company and with the Company's counsel in connection with any present and future actual or threatened litigation or administrative proceeding involving the Company that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of Executive's employment by the Company. This cooperation by Executive shall include, but not be limited to:

          (i) making himself reasonably available for interviews and discussions with the Company's counsel as well as for depositions and trial testimony;

          (ii) if depositions or trial testimony are to occur, making himself reasonably available and cooperating in the preparation therefor as and to the extent that the Company or the Company's counsel reasonably requests;

          (iii)     refraining  from   impeding   in   any  way   the  Company's
               prosecution or defense of such litigation or administrative proceeding; and

          (iv)      cooperating fully in the development and presentation of the
               Company's   prosecution   or  defense  of  such   litigation   or
               administrative proceeding.

     (b) Executive shall be reimbursed by the Company for reasonable travel, lodging, telephone and similar expenses, as well as reasonable attorneys' fees (if independent legal counsel is necessary), incurred in connection with such cooperation, consultation and advice. Executive shall not unreasonably withhold his availability for such cooperation, consultation and advice.

10.            Successors and Binding Agreement.

     (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed included in the definition of "the Company" for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

     (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees. The death or disability (temporary or permanent) of Executive following the execution and delivery of this Agreement shall not affect or revoke this Agreement or excuse any of the obligations of the parties hereto.

     (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other party, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in subparagraphs (a) and (b) of this Paragraph 10.

     (d) This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in subparagraphs (a) and
          (b) of this Paragraph 10, no third party shall have any rights hereunder.

     (e)       The  Company  will  require   any  successor  (whether  direct or
          indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement.

11. Non-Disclosure. Except to the extent that this Agreement or the terms hereof become publicly known or available because of legally mandated disclosure and filing requirements of the Securities and Exchange Commission, or because of any other legal requirement that this Agreement or the terms hereof be disclosed, all provisions of this Agreement and the circumstances giving rise hereto are and shall remain confidential and shall not be disclosed to any person not a party hereto (other than (i) Executive's spouse, (ii) each party's attorney, financial advisor and/or tax advisor to the extent necessary for such advisor to render appropriate legal, financial and tax advice, and (iii) persons or entities that fall within the scope of Paragraph 7 of this Agreement, but only to the extent required thereby).

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12.            Notices.  For all purposes of this Agreement,  all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed to the Company (to the attention of the: Chief Financial Officer at its principal executive offices and to Executive at his principal residence, 6699 S. Timberlane Road, Tulsa, Oklahoma 74136, or to such other address as either party may have furnished to the other in writing and in accordance herewith. Notices of change of address shall be effective only upon receipt.

13. Professional Fees. (a) The Company and Executive acknowledge and agree that each shall be responsible for the payment of their respective professional fees and costs (and related disbursements) incurred in connection with Executive's termination and resignation and all matters relating to the negotiation and execution of this Agreement.

     (b) It is the intent of the Company and Executive that, following a "Change in Control," Executive shall not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of his rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. For purposes of this Paragraph 13(b), "Change in Control" shall have the meaning given such term under the Employment Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc. as in effect on the Effective Date. Accordingly, following a Change in Control, if it should appear to Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement or any provision hereof void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Executive the benefits provided or intended to be provided to Executive hereunder, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to advise and represent Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship will exist between Executive and such counsel. Without respect to whether Executive prevails in whole or in part, in connection with any of the foregoing, the Company shall pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by Executive in connection with any of the foregoing. Notwithstanding the preceding provisions of this Paragraph 13(b), legal fees and related expenses shall not be reimbursed pursuant to this Paragraph 13(b) if an independent party reasonably satisfactory to the Company and Executive determines that the underlying claim by Executive (i) is not likely to exceed $5,000.00, (ii) is not eligible for reimbursement pursuant to this Paragraph 13(b), (iii) has no reasonable basis in law or in fact, or (iv) is not being pursued in a manner consistent with the nature and magnitude of such claim.

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14.            Taxes,  Payments,  etc. Executive acknowledges and agrees that he shall be responsible for his share of any and all Federal, State and/or local taxes applicable to the payments made, and benefits provided or made available, to Executive pursuant to this Agreement and further agrees to indemnify the Company against any liability as a result of those taxes.

15. Employment Continuation Agreement. The Employment Continuation Agreement dated as of September 29, 1998, as amended, between the Company and Executive is hereby terminated in its entirety effective on the Effective Date, and Executive shall have no rights, and the Company shall have no obligations, under such Employment Continuation Agreement.

16. Amendment and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17. Entire Agreement; Continuing Indemnification Rights. This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matters covered by this Agreement and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter, provided, however, that this Agreement is not intended to amend, supersede or terminate any rights Executive has accrued prior to the Effective Date pursuant to the provisions of any existing incentive compensation plan, stock option agreement, restricted stock or performance share agreement, deferred compensation plan, letter agreement regarding Company vehicles, split-dollar life insurance plans, and employee pension benefit plan and welfare benefit plan, except to the extent specifically provided in one or more provisions of this Agreement. This Agreement shall not affect any indemnification or other rights under any indemnification agreement between Executive and the Company or the Company's by-laws. The Company shall continue Executive's coverage under the directors' and officers' liability coverage maintained by Company, as in effect from time to time, to the same extent as other current and former senior executive officers and directors of the Company.

18. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

19. Survival. In the event Executive exercises his right to revoke the release provided for in Paragraph 6 of this Agreement, the Company shall have no further obligations under Paragraph 4 of this Agreement, and all other provisions of this Agreement shall remain in full force and effect.

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20.            Venue.  Each  of  the   parties  hereto  (a) consents  to  submit
     itself/himself to the personal jurisdiction of any federal or state court sitting in Tulsa County, Oklahoma, in the event any dispute arises out of this Agreement, (b) agrees that it/he will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it/he will not bring any action relating to this Agreement in any court other than a federal or state court sitting in Tulsa County, Oklahoma. Each of the parties hereby irrevocably waives any objection that it/he may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on this Agreement in federal or state court sitting in Tulsa County, Oklahoma, and each hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. In the event that either party to this Agreement is required to bring a legal action to enforce the terms hereof, then the non-prevailing party shall reimburse the prevailing party for its/his reasonable and necessary attorneys' fees actually incurred in such legal action.

21. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall nevertheless remain in full force and effect.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

23. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

24. Authorization by the Company. The Company represents that this Agreement and the actions required of the Company herein have been authorized and approved by the Board of Directors of the Company.

25. Further Assurances. Each party hereto shall execute such additional documents, and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date set forth above.


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                        By: ___________________________________
                                            Edward C. Lumley,
                                            Director and Chairman of the Human
                                            Resources and Compensation Committee



                                            ____________________________________
                                                      Joseph E. Cappy





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